EXHIBIT 10.8
                                                                    ------------

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered this the 24th day of October, 2001 by and between Jay Torbert, a resident of the State of Georgia (the "Employee") and The Park Avenue Bank and PAB Bankshares, a bank and bank holding company organized under the laws of the laws of the State of Georgia ("Bank")

                              W I T N E S S E T H:

     WHEREAS, the board of directors of Bank (the "Board of Directors") desires Bank to employ the Employee, and the Employee desires to be employed by Bank, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the employment of the Employee by Bank, of the premises and the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.   Employment.  Bank hereby employs the Employee, and the Employee
          ----------
hereby accepts such employment, on the terms and conditions set forth in this Agreement. The Employee represents and warrants that he is not a signatory to, or otherwise bound by, any agreement that would prevent or materially impair his ability to accept and perform the employment duties contemplated by this Agreement.

     2.   Term.  Subject to the provisions of Sections 10 and 12 of this
          ----
Agreement, the period of Employee's employment under this Agreement (the "Term") shall be deemed to have commenced as of August 30, 2001, and shall continue until December 31, 2003 unless earlier terminated as provided herein. The Term shall be extended for an additional twelve (12) full calendar months terms without further action by the parties, commencing on January 1, 2004 and


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the first day of each January thereafter. No extension shall occur if either party shall, at least ninety (90) days prior to January 1, 2004 or, if the Term is otherwise extended, at least ninety (90) days prior to the first day of each January thereafter, have served written notice upon the other of its intention that this Agreement shall not be so extended.

     3.   Duties, Authority, Status and Responsibilities.  The Employee shall
          ----------------------------------------------
serve in the capacity or capacities and shall have the duties and responsibilities set forth in Section A of Appendix I attached hereto and such other duties and responsibilities consistent therewith as may be determined from time to time by the Chief Executive Officer of Bank. During the Term, the Employee shall devote his full time and best efforts during normal business hours to the business and affairs of Bank except for vacations, illness or as otherwise agreed to by the Chief Executive Officer and the Employee.

     4.   Place of Performance.  The Employee shall be based and shall perform
          --------------------
his duties at the offices of Bank located in Lowndes County, Georgia.

     5.   Compensation.
          ------------

          (a)  Base Salary. Subject to Section 10, during the Term, the
               -----------
Employee shall receive from Bank the annual base salary set forth in Section B of Appendix I attached hereto (as in effect from time to time, the ("Base
Salary").   The Base Salary shall be payable in regular installments in accordance with the customary Employee payroll practices of Bank. The Chief Executive Officer and the Board of Directors shall review the Employee's Base Salary annually and in their sole discretion may adjust the Employee's Base Salary from year to year during the term of this Agreement. The annual compensation adjustment, (regardless of form), will be determined after taking into account, among other things, changes in the cost of living, Employee's performance and the performance of Bank.


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          (b)  Incentive Compensation. In addition to Base Salary and
               ----------------------
subject to Section 10, with respect to each fiscal year of Bank during the Term, the Employee shall be eligible to earn incentive or bonus compensation (the "Bonus") as determined by the Board of Directors from time to time.

     6.   Expenses.  During the Term, the Employee shall be entitled to
          --------
receive from Bank prompt reimbursement for all reasonable travel and business expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors from time to time for Bank's officers) in performing services hereunder, upon presentation of expense statements or vouchers and such other information as Bank may reasonably require.

     7.   Employee Benefits.
          -----------------

          (a)  General. The Employee shall be entitled to participate in all
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Employee benefit plans, programs and arrangements of Bank now or hereafter made available to employees of Bank, as such plans, programs and arrangements may be in effect from time to time. Without limiting the foregoing, during the Term, the Employee shall enjoy the benefits described in Section C of Appendix I
attached hereto.   Bank shall indemnify the Employee and hold the Employee
harmless from and against any claim, loss or cause of action arising from or out of the Employee's performance as an officer, director or Employee of Bank to the maximum extent permitted by law and the certificate of incorporation and by-laws of Bank, except in cases where such performance constitutes fraud, gross negligence, criminal conduct or a violation of any law, governmental regulation or course of dealing generally accepted in the industry.

          (b)  Vacations. The Employee shall be entitled to annual vacations
               ---------
in accordance with Bank's vacation policies in effect from time to time for employees of Bank. The Employee shall also be entitled to all paid holidays and personal days given by Bank to employees.


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     8.   Stock Options.   The Employee is granted  an option to purchase the
          -------------
number of shares of common stock in Bank, set forth in Section D of Appendix I (the "Options"). The Options and any future Options granted by the Board of Directors shall be exercisable in the manner (in whole or in part from time to time) and at the price as established by the Board of Directors; provided
                                                                 --------
however, if either (i) a Change in Control has occurred as set forth in Section
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12 of this Agreement; or, (ii) this Agreement is terminated by Bank at any time for any reason other than for Cause, as defined in Section 10 herein, all Options not previously vested shall vest 100% on the date of such event.

     9.   Restrictive Covenants and Confidentiality.
          -----------------------------------------

     (a)  Non-competition and Non-solicitation.
          ------------------------------------

          (i) For a period commencing with the date hereof and ending the later of six (6) months after the Employee is no longer employed by Bank or any affiliate of Bank or the date the Employee is no longer receiving the payment of his Base Salary pursuant to Section 10(e) of this Agreement (the "Restricted Period"), the Employee shall not, and shall not permit any person subject to his direction or control to, directly or indirectly, anywhere within Lowndes County in the State of Georgia (the "Territory"), engage in the business of banking or the origination of commercial, real estate or consumer loans (the "Business") or, whether alone or in association with others, as principal, officer, agent, employee, director or stockholder of any corporation, partnership, association or other entity, or through the investment of capital, lending of money or property or rendering of services.

          (ii) During the Restricted Period, the Employee shall not, and shall not permit any of his respective affiliates, employees, agents or others under his control who are engaged in the Business to, directly or indirectly, on their own behalf or on behalf of any other person, (A) call on any customer of Bank located in the Territory who was serviced by the Employee during


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the Term for the purpose of soliciting the banking deposits or loans of such customer of Bank, (B) otherwise divert or attempt to divert any business from Bank or any of its affiliates operating in the Territory, (C) interfere with the business relationships between Bank and any of its affiliates operating in the Territory, on the one hand, and any of its respective customers or others with whom they have business relationships, on the other hand, or (D) recruit or otherwise solicit or induce, or enter into or participate in any plan or arrangement to cause, any person who is an employee of, or otherwise performing services for, Bank or any of its affiliates to terminate his or her employment or other relationship with Bank or such affiliate, hire any person who has left the employ of Bank or any of its affiliates during the preceding twelve months, or hire any person who is or has been an Employee officer of Bank or any of its affiliates at any time.

          (iii) The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, or other identifying words or images which are the same as or similar to those used currently or in the past by Bank or any of its affiliates in connection with any product or service, whether or not such use would be in a business competitive with that of Bank or any affiliate of Bank.

          (iv) The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a Bank with a class of securities registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of the provisions of this Section 9(a).

     (b)  Confidential Information.
          ------------------------

          (i) The Employee acknowledges that in the course of his employment pursuant to this Agreement, he has had and is expected to continue to have extensive contact with customers of Bank and its affiliates, and to have knowledge of and access to trade secrets and other proprietary and confidential information of Bank and its affiliates, including, without


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limitation, the identity of customers and suppliers and other persons with whom
Bank and its affiliates have business relationships, technical information, knowhow, plans, specifications, and information relating to the financial condition, results of operations, employees, products, products under development, inventions, sources, leads or methods of obtaining new products or business, pricing formulae, methods or procedures, cost of services and marketing strategies of Bank or its affiliates or any other information relating to Bank or its affiliates that could reasonably be regarded as confidential or proprietary or which is not available to the public (collectively, the "Confidential Information"), and that such information, even to the extent it may be or have been developed or acquired by or through the efforts of the Employee, constitutes valuable, special and unique assets of Bank and its affiliates developed or acquired at great expense which are the exclusive property of Bank and its affiliates.

          (ii) Employee agrees not to use, disclose or exploit, after leaving Bank's employ, Confidential Information (as defined in the preceding subsection) relating to the business of Bank (whether constituting a trade secret or not) which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through his relationship to Bank and which has value to Bank and is not generally known to its competitors. However, such confidential data and information shall not include any data or information that has been voluntarily disclosed to the public by Bank (except where such public disclosure has been made by Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

          (iii) Without limiting the generality of the foregoing, the Employee shall not, after leaving Bank's employ, directly or indirectly, disclose or otherwise make known to any person the names or addresses of any of the customers of Bank or its affiliates, whether such persons are customers as of the Effective Date or become such in the future and whether or not


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
such persons have previously conducted business with the Employee in any capacity, or any information as to Bank's Employees and others providing services to Bank or its affiliates, including with respect to their abilities, compensation, benefits and other terms of employment or engagement.

          (iv) Upon the termination of the Employee's employment with Bank, the Employee shall promptly deliver to Bank all customer files, correspondence, manuals, notes, notebooks, reports and copies thereof, and all other materials relating to Bank's business, including without limitation any materials incorporating Confidential Information, which are in the possession or control of the Employee.

          (v) The Employee acknowledges that Bank would not enter into this Agreement without the assurances provided above with respect to the Confidential Information of Bank and its affiliates. After expiration of the Term, Confidential Information for purposes of this Agreement shall be deemed not to include information which is generally available to the public, other than as a result of a breach by any person of an obligation of confidentiality.

     (c)  Continuing Obligations.  The Employee acknowledges that Bank would
          ----------------------
be irreparably banned and that monetary damages would not provide an adequate remedy to it in the event the covenants contained in subsections (a) and (b) of this Section 9 were not complied with in accordance with their terms. Accordingly, the Employee agrees that any breach or threatened breach by him or her of any provision of subsections (a) and (b) of this Section 9 shall entitle Bank to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to it and it shall be entitled to receive from the Employee reimbursement for all attorneys' fees and expenses incurred by it in enforcing these provisions (unless one of them is not the substantially prevailing party in any legal action brought for such purposes). In addition to its other rights and remedies, Bank shall have the right


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to require the Employee to account for and pay over to it all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Employee from any action constituting a breach of subsection
(a) or subsection (b) of this Section 9. It is the desire and intent of the parties that the provisions of this Section 9 be enforced in full; however, if any provisions of this Section 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     (d)  Modification of Restrictive Period.  In the event this Agreement is
          ----------------------------------
terminated either by Bank at any time for any reason other than for Cause, as defined in Section 10 herein, the term "Restrictive Period" as described in
Section 9(a) shall terminate on the date all amounts otherwise payable to the Employee either have been paid to him or should have been paid to him pursuant to the terms of this Agreement. Service by Bank of written notice of non extension to the Employee pursuant to Section 2 of this Agreement shall not constitute a termination of this Agreement for purposes of this Section 9(d).

     10.  Termination.     During the term of this Agreement, employment,
          -----------
including without limitation, except as otherwise provided in this Section 10 and Section 12, all compensation, salary, expenses reimbursement, and the Employee benefits may be terminated as follows:

     (a)  At the election of Bank for Cause;


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     (b)  As used herein, the term "Cause" shall mean the occurrence of one or more of the following:  (i) an act of fraud; (ii) an act of embezzlement;
(iii) conviction of the Employee of any felony; (iv) any event, condition or circumstance which, pursuant to the provisions of federal or state law, renders the Employee unemployable by Bank or any of its affiliates (v) a material breach of, or the willful failure or refusal by the Employee to perform and discharge the Employee's duties, responsibilities and obligations as an officer of Bank or any of its affiliates; (vi) any act of moral turpitude or willful misconduct by the Employee intended to result in personal enrichment of the Employee at the expense of Bank or any of its affiliates; (vii) any act which has a material adverse impact on the business or reputation of Bank or any of its affiliates (such determination to be made by the Chief Executive Officer in his reasonable judgment); (viii) any intentional material damage to the property or business of Bank; (ix) an act constituting gross negligence; (x) the ineligibility of the Employee to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over Bank or any of its affiliates; or (xi) any willful violation of any federal banking law, state banking law or any regulation or rule promulgated thereunder.

     (c) Upon the Employee's death, or, at the election of either party, upon the Employee's disability as determined in accordance with the standards and procedures under the Employee's then current long-term disability insurance coverage provided by Bank, or, if such disability insurance coverage provided by Bank is not then in place, upon the Employee's disability resulting in inability to perform the duties described in Section 3 of this Agreement for a period of ninety (90) consecutive days.

     (d) At the Employee's election by delivery of the thirty (30) days notice thereof.

     (e)  Provided there has not occurred a Change in Control as set forth in
Section 12 of this Agreement, if this Agreement is terminated by Bank at any time for any reason other than for


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
Cause or Employee's disability, then Bank shall pay to the Employee as the Employee's sole remedy hereunder the compensation and benefits remaining under this Agreement, at a rate no less than the Employee's Base Salary for the previous twelve months for a term equal to the remaining months of the Term of this Agreement.

     (f) If the Agreement is terminated because of the death of the Employee or by Bank either for Cause or by Bank or Employee because of the disability of the Employee or by the Employee pursuant to Section 10(d) of this Agreement, the Employee shall receive no further compensation or benefits, other than the Employee's Base Salary through the date of such termination.

     11.  Notices.
          -------

     All notices provided for herein shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States Mail, registered or certified, return receipt requested, with proper postage prepaid and addressed as follows:

     Bank:              The Park Avenue Bank
                        3102 North Oak Street Extension
                        Valdosta, Georgia 31602

                        Attn:  Chief Executive Officer


     with a copy to:

                        Thompson Kurrie, Jr., Esquire
                        Coleman, Talley, Newbern, Kurrie, Preston & Holland
                        P. O Box 5437
                        Valdosta, Georgia 31603



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     Employee:


                        Jay Torbert
                        409 Shirley Place
                        Valdosta, GA 31605


     12.  Change in Control.  None of the benefits provided in Section 12 of
          -----------------
this Agreement shall be payable to the Employee unless (i) there shall have been a Change in Control, as set forth in this Section 12, and (ii) the Employee is employed by Bank or any of its affiliates at such time.

          (a) A "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person of securities of Bank or PAB Bankshares, Inc., a
Georgia corporation currently holding all of the issued and outstanding common stock of Bank ("Bankshares") (not including in the securities beneficially owned by such person any securities acquired directly from Bank or Bankshares) representing an aggregate of 30% or more of the combined voting power of Bank's or Bankshares' then outstanding voting securities other than an acquisition by:
(A) any employee plan established by Bank or Bankshares; (B) Bank, Bankshares or any of their affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934); (C) an underwriter temporarily holding securities pursuant to an offering of such securities; (D) a corporation owned, directly or indirectly, by stockholders of Bank or Bankshares in substantially the same proportions as their ownership of Bank or Bankshares; or (E) merger, consolidation, or similar transaction of Bank or Bankshares with any other corporation which is duly approved by the stockholders of Bank or Bankshares;
(ii) during any period of up to two consecutive years, individuals who, at the beginning of such period, constitute the Board of Directors of Bank or


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Bankshares cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Bank or Bankshares, as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934, or (B) who was designated by a person who has entered into an agreement with Bank or Bankshares to effect a transaction described in clause (i) or (iii) of this
Section 12 (a)) shall be deemed a director as of the beginning of such period; or (iii) the stockholders of Bank or Bankshares approve a merger or consolidation of Bank or Bankshares with any other bank or corporation other than (A) a merger or consolidation that would result in the voting securities of Bank or Bankshares outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any bank, at least 51% of the combined voting power of the voting securities of Bank, Bankshares or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Bank or Bankshares (or similar transaction) in which no person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of Bank or Bankshares (not including in the securities beneficially owned by such person any securities acquired directly from Bank or Bankshares)


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representing 30% or more of the combined voting power of Bank's or Bankshares'
then outstanding voting securities; or (C) a plan of complete liquidation of Bank or Bankshares or an agreement for the sale or disposition of Bank or Bankshares of all or substantially all of the assets of either.

          (b) Following the date of occurrence of a Change in Control, if Bank terminates the Employee without Cause, or if Bank serves the Employee with written notice of non extension of the Term pursuant to Section 2 of this Agreement or if Bank takes any action specified in Section 12(c) of this Agreement, (the Termination of Employment), Bank shall pay the Employee a lump sum cash payment in an amount equal to the Employee's annual compensation from Bank, including salary, bonuses, all perquisites, and all other forms of compensation paid to the Employee for his benefit or the benefit of his family, however characterized, for the fiscal year during the term of this Agreement for which such compensation was highest. The payment provided for in this Section 12(b) shall be due and payable to the Employee within thirty (30) days after the date of the Termination of Employment.

          (c) Following the effective date of a Change in Control, if Bank takes any of the following actions during the Term, such action shall be deemed to be a termination without Cause. Those actions are: (i) a reduction in the Employee's salary, bonus provisions or other perquisites as were in effect immediately prior to a Change in Control of Bank, (ii) a material change in the Employee's status, offices, titles, reporting requirements, duties or responsibilities with Bank as in effect on the effective date of this Agreement
(iii) the failure by Bank to increase the Employee's salary annually in accordance with an established procedure, or (iv) due to Bank's requirement that Employee relocate more than fifty (50) miles from the offices of his present employment. In any such event, Employee shall be entitled to all payments provided for in Section 12(b) of this Agreement.


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     13.  Resolution of Disputes: Arbitration.
          -----------------------------------

     (a) Except as contemplated in Section 9, Bank and the Employee shall use their best efforts to resolve any dispute, controversy or claim between them with respect to any matter related to or arising out of this Agreement (each, a "Dispute") through negotiation. Such negotiation shall begin immediately after a party has delivered to the other party a written request for such negotiation. If within 60 days following the date on which such notice is given, the parties fail to resolve the dispute through such negotiations, then either party may initiate an arbitration proceeding in accordance with this Section 13.

     (b) Subject to Section 13(a), any Dispute shall be referred to and finally resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the Commercial Arbitration Rules of the AAA and the provisions of this Section 13, before a single arbitrator to be appointed by the mutual consent of Bank and the Employee. In the event that the parties cannot agree on an arbitrator, the parties agree that the AAA shall designate an arbitrator. The arbitration proceedings shall be held in a Valdosta, Georgia.

     (c) The arbitrator shall decide the Dispute in accordance with this Agreement and the laws of the State of Georgia applicable to agreements made and to be performed entirely within such State. The decision of the arbitrator shall be in writing and presented in separate findings of fact and law. The award of the arbitrator shall be final and binding on the parties from which no appeal may be taken, and an order confirming the award or judgment upon the award may be entered into in any court having jurisdiction there over.

     (d) Prior to the appointment of the arbitrator, Bank or the Employee may take provisional remedies, including, without limitation, temporary restraining orders and preliminary injunctions. After the appointment of the arbitrator, the arbitrator shall have sole authority to


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
grant such provisional remedies as the arbitrator, in its sole discretion, deems necessary and appropriate.

     (e) The arbitrator, in the award, may assess the fees and expenses of the arbitrator and of the arbitration proceeding, and the witness and attorneys' fees of the parties, or any part thereof, against either Bank or the Employee or both of them, taking into account the circumstances of the case. Except as assessed by the arbitrator in the award and as provided in the next succeeding sentence, Bank and the Employee shall each bear their own costs in connection with the arbitration proceeding, and shall each bear 50% of the fees and expenses of the arbitrator.

     14.  Miscellaneous.
          -------------

     (a)  Modification, Waiver, etc.  No provision of this Agreement may be
          -------------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and a duly authorized officer of Bank. No waiver by any party hereto at any time of any breach of another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement shall be binding on and inure to the benefit of the successors and assigns of Bank.

     (b)  Withholding Taxes.  Bank may withhold from amounts payable under
          -----------------
this Agreement such Federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation and Bank shall be authorized to take such action as may be necessary in the opinion of Bank's counsel (including, without limitation, withholding from amounts from any compensation or other amount owing from Bank to Employee) to satisfy all obligations for the payment of such taxes.


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     (c)  Continuation of Employment.  Unless the parties otherwise agree in
          --------------------------
writing, continuation of Employee's employment with Bank beyond the expiration of the Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement and Employee's employment may thereafter be terminated at will by Employee or Bank without further obligation of either party hereunder.

     (d)  Governing Law.  The validity, interpretation, construction and
          -------------
performance of this Agreement shall be governed by the laws of the State of Georgia applicable to agreements made and to be performed entirely in Georgia, without regard to the conflict of laws principles of such State.

     (e)  Assignment.  This Agreement is a personal contract, and the rights
          ----------
and interests of the Employee hereunder may not, during the Term, be sold, transferred, assigned, pledged or hypothecated. This Agreement may be assigned by Bank to a bank organized under the laws of one of the States of the United States which is wholly-owned or controlled directly or indirectly by Bankshares, or which is a successor-in-interest to substantially all of the business operations of Bank. Such assignment shall become effective when Bank, shall have notified the Employee of such assignment or at such later date as may be specified in such notice. Upon such assignment the rights and obligations of Bank, hereunder shall become the rights and obligations of such transferee entity, and Bank shall have no further rights or obligations hereunder.

     (f)  Severability of Invalid or Unenforceable Provisions.  The
          ---------------------------------------------------
invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


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
     (g)  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

     (h)  Definition of Terms.  The term "affiliate", when used in this
          -------------------
Agreement with respect to any person, means any person that, directly or indirectly, controls, is controlled by or is under common control with such person, and with respect to any natural person, includes the members of such person's immediate family (spouse, children and parents). The term "person", when used in this Agreement, means any natural person or entity with legal status.

     (i)  Entire Agreement.  This Agreement, together with Appendix I, sets
          ----------------
forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, understandings, promises, covenants, arrangements and communications, both oral or written, among the parties hereto in respect of the subject matter contained herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                       "Employee"



                                       /s/ Jay Torbert                   (SEAL)
                                       ----------------------------------
                                       Jay Torbert


                                       "Bank"

                                       The Park Avenue Bank and PAB Bankshares



                                       By:  /s/  Michael Ricketson
                                          -------------------------------
                                            Name:  Michael Ricketson
                                            Title: Chief Executive Officer


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
                       Appendix I to Employment Agreement

     Between Jay Torbert and The Park Avenue Bank and PAB Bankshares (the "Employment Agreement")


     Capitalized terms used herein shall have the meanings set forth in the Employment Agreement.


     A.   Capacity, Duties and Responsibilities. Senior Vice President
          -------------------------------------
and Chief Financial Officer


     B.   Compensation.
          ------------

          Annual Base Salary:  $91,000.00

          Bonus: Other bonus to be determined in accordance with the plan established by the Board of Directors.


     C.   Benefits.
          --------

          During Employee's employment, Bank shall furnish to Employee the following:
          Auto allowance of $500 per month.


     D.   Options.
          -------

          Awarded from time to time of PAB Bankshares, Inc. common stock in accordance with the terms of the PAB Bankshares Stock Option Plan.



                              Employment Agreement
                                     Page 18
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